Exhibit 3

10b5-1 TRADING PLAN 1 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. Please call your advisor for any assistance that you may require with the completion of this 10b5-1 Trading Plan. This Plan is subject to Fidelity review and approval. This Plan will not become effective until accepted and signed by Fidelity (see Section 1(A) below). I. CUSTOMER INFORMATION Advisor Name: Advisor G Number: Issuer: Issuer’s Authorized Representative: Name: Title: Address: Stock Symbol: Name: Address: Phone: Fax: Email: SSN: Fidelity Brokerage Account Number: Affiliate/¨Control Person¨ Status: (check applicable boxes) I am I am not an executive officer, director or 10% owner of Issuer I have I have not been notified that Issuer will file Form 4 statements on my behalf consistent with Issuer’s designation of me as a “Section 16 reporting person” I have I have not been notified by Issuer that I may be deemed an “affiliate” as defined in Rule 144 of the Securities Act of 1933 Tsontcho Ianchulev Palisade Capital Management/ D. Veru G14303883 Eyenovia, Inc. John Gandolfo Chief Financial Officer 295 Madison Avenue, Ste 2400, New York, NY 10017 EYEN

10b5-1 TRADING PLAN 2 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. II. TRADING SCHEDULE & INSTRUCTIONS- (ATTACH ADDITIONAL SHEETS IF NECESSARY) Customer hereby instructs Broker to effect exercises, sales or purchases (as the case may be) of Shares of stock of Issuer from or into the Fidelity brokerage account the (“Customer Account”) in accordance with the trading schedule set forth in the appropriate table below. For open market sales or purchases of shares, the Customer must specify a date on which the brokerage order will be entered (“Order Entry Date”) and executed in accordance with Customer instructions pursuant to normal brokerage rules and regulations, and as set forth in the Customer Agreement governing the Customer Account. If the Customer specifies an Order Entry Date which is a weekend or holiday, the brokerage order will not be entered until after the opening of regular market trading hours on the next trading day. Share quantities and prices listed shall be increased or decreased to reflect stock splits, mergers, reorganizations, recapitalizations or other similar changes or corporate actions in Issuer’s capitalization that may occur prior to execution of the trades. Limit price orders are at the limit price or better, beginning at the opening of regular market trading hours on the specified trade date(s) and expiring at the close of regular market trading hours on the trading date(s). LONG SHARES HELD ON DEPOSIT IN CUSTOMER ACCOUNT AND TO BE SOLD Number Of Shares Original Purchase Date Nature Of Acquisition Order Entry Date1 Type of Order (Market/Limit) Time in Force (Day/Date Range/GTC) Limit Price (if any) SHARES TO BE PURCHASED AND DEPOSITED IN CUSTOMER ACCOUNT Number Of Shares Order Entry Date1 Type of Order (Market/Limit) Time in Force (Specify Day/Date Range/Good- Till-Canceled) Limit Price (if any) See Attached See Attached See Attached COMPANY STOCK PLAN SHARES TO BE SOLD Date On which Shares Will Be Delivered to Broker Number of Shares to be Acquired under Company Stock Plan Number of Shares to be Sold under this Trading Plan Order Entry Date1 Type of Order (Market/Limit) Time in Force (Day/Date Range/GTC) Limit Price (if any) COMPANY STOCK PLAN -- OPTIONS TO BE EXERCISED AND SHARES TO BE SOLD OR HELD Option Grant Date Option Exercise Price Number of Shares to Acquire by Option Exercise (“Option Shares”) Option Exercise Date Number of Option Shares to be Sold Number of Option Shares to be Held in Customer Account Order Entry Date1 Type of Order (Market/Limit) Time in Force (Day/Date Range/GTC) Limit Price (if any) 1 Where possible, orders will be traded on a “not held” basis. “Not Held” means an instruction on an order to buy or sell securities, indicating that the customer has given the floor broker time and price discretion in executing the best possible trade but will not communicate with the floor broker during such execution or hold the broker responsible if the best deal is not obtained. Customer acknowledges that, for purposes of Rule 10b5-1, such activities shall not be deemed a modification of the instructions set forth herein.

10b5-1 TRADING PLAN 3 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. SECTION 7(A) TRADES (see infra): If Broker cannot effect any sale of Shares for any of the reasons described in Section 7(A) of the Terms and Conditions of this Trading Plan, then Broker should: (check no more than one of the following): " execute the sale on the next possible business day " cancel the sale and add the resulting unsold Shares to the number of Shares to be sold on the next Date of Sale on the same sale grid above. " cancel the sale altogether and proceed only with sale instructions corresponding to the later Dates of Sale on the same sale grid above.

10b5-1 TRADING PLAN 4 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. TERMS AND CONDITIONS THIS TRADING PLAN is adopted by Customer and Fidelity Brokerage Services LLC, a Delaware limited liability company (“Broker”), in compliance with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). WHEREAS, Customer wishes to provide instructions to Broker as to how, when and whether to conduct purchases or sales of securities of the Issuer in compliance with Rule 10b5-1 under the Exchange Act as set forth in the foregoing Trading Schedule (the “Shares”); and WHEREAS, the Shares may include Shares that Customer has or will have the right to acquire under outstanding employee stock options of the Issuer (“Options”) and/or Shares (“Company Stock Plan Shares”) issued or to be issued to Customer based upon Customer’s participation in one or more of Issuer’s employee stock plans (each a “Company Stock Plan”), which is either (i) in the event that the Issuer has entered into a Recordkeeping and Administrative Services Agreement (“SPS Agreement”) with Fidelity Stock Plan Services LLC (“SPS”), listed on Schedule A; or (ii) with respect to all other Company Stock Plans, is attached hereto as Exhibit 1; and NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows: 1. TERM & TERMINATION (A) Term: This trading plan, completed and executed by the Customer on ___________________ (the “Customer Execution Date”) shall be effective as of the date Broker notifies Customer the acceptance by Broker of this Trading Plan (the “Effective Date”), and shall continue until terminated in accordance with Section 1(B) below. If the Trading Schedule provides for an Option Exercise Date or Order Entry Date earlier than one (1) business day after the Effective Date, then such Option Exercise Date or Order Entry Date shall be one (1) day following the Effective Date.. (B) Termination: This Trading Plan will terminate on the earlier of: (i) specify date _________________ (not to exceed one (1) year from the Effective Date); (ii) execution of all trades or expiration of all of the orders relating to such trades as specified below; (iii) the date Broker receives notice of liquidation, dissolution, bankruptcy, insolvency or death of Customer; or (iv) Broker receives notice from the Customer of Customer’s termination of the Trading Plan. Any termination of this Trading Plan by Customer must be: (a) delivered to Broker in writing and signed and dated by Customer; and (b) filed with Issuer within five (5) business days after the effective date of such termination. 2. INTENT TO COMPLY WITH RULE 10b5-1 It is the intent of the parties that this Trading Plan satisfy the affirmative defense conditions of Rule 10b5-1(c) and comply with the requirements of Rule 10b5-1, including, without limitation, the requirement under Rule 10b5- 1(c) that Customer not be permitted to exercise any influence subsequent to the effective date of this Trading Plan over how, when or whether to effect trading in the Shares. 3. 144 COMPLIANCE (A) If the shares are “restricted securities” and/or Customer may be deemed an “affiliate” of Issuer, as such terms are defined in Rule 144, then within five (5) days of the first date on which sales, if any, can be made under this Trading Plan, and within five (5) days of each three-month anniversary of such first date (providing that on such anniversary any sales of Shares remain pending under this Trading Plan), Customer shall execute and deliver to Broker a certification disclosing trades made by Customer and its related parties within the three (3) months preceding such first date or three-month anniversary date, as the case may be, for purposes of determining compliance of sales to be made under this Trading Plan with Rule 144 under the Securities Act of 1933, as amended. If there were no such trades within such three (3) month period, no certification is required. (B) In respect of any sales of Shares under this Trading Plan, if such Shares are ‘restricted securities” and/or Customer may be deemed an “affiliate” of Issuer, as such terms are defined in Rule 144, then Broker will complete on behalf on Customer and file with appropriate authorities the required Forms 144 of Customer, provided that Customer has complied with its covenant set forth in Section 3(A) above, with respect to each such filing. Customer understands and agrees that such Forms 144 shall provide (i) that the sales are being made pursuant to a Rule 10b5-1 Trading Plan, (ii) the date on which such Trading Plan was adopted and (iii) that Customer’s knowledge speaks as of the date such Trading Plan was adopted. Customer shall cooperate with Broker to execute and file any modifications to an effective Form 144 in order to comply with the foregoing sentence. (C) If Customer indicates on Instruction Form that Issuer will file Form 4 statements on Customer’s behalf consistent with Issuer’s designation of Customer as a “Section 16 reporting person,” then Broker will use reasonable efforts to transmit to Issuer’s Authorized Representative, in writing, the details of any trade executed under this Trading Plan within one business day of the trade execution (in each case, a “Broker Trade Notification”). 4. IMPLEMENTATION OF TRADING PLAN (A) Customer agrees to deliver promptly Shares now or hereafter coming into Customer’s possession that are subject to sale under this Trading Plan, including, if applicable, Company Stock Plan Shares, for so long as sales are to be conducted under this Trading Plan, all of which Shares shall be deposited into the Customer Account in the name of Broker or its duly appointed designee. Broker shall withdraw Shares from the Customer Account in order to effect sales of Shares under this Trading Plan. Broker agrees to notify Customer promptly if at any time during the term of this Trading Plan the number of Shares in the Customer Account is less than the number of Shares remaining to be sold pursuant to this Trading Plan, unless such shortfall will be eliminated in the ordinary course by the exercise of Options in accordance with this Trading Plan. To the extent that any Shares remain in the Customer Account upon termination of this Trading Plan, Broker agrees to return such Shares promptly to Issuer’s transfer agent for re-legending to the extent that such Shares would then be subject to transfer restrictions in the hands of Customer. (B) Option Exercises: (i) If this Trading Plan covers exercises of Options, then Customer agrees to make appropriate arrangements with Issuer and its transfer agent and the Company Stock Plan administrator to permit Broker to furnish notice to Issuer of the exercise of the Options and to have underlying Shares delivered to Broker as necessary to effect sales under this Trading Plan. Shares received upon exercise of Options shall be delivered to the Customer Account. (ii) In the event Issuer is not an SPS Customer, Customer agrees to complete, execute and deliver to Broker from time to time Broker’s customary forms of Employee Stock Option Notice of Intent and Agreement for the exercise of Options pursuant to this Trading Plan, at such times and in such numbers as Broker shall request. (iii) Customer hereby authorizes: (a) Broker to serve as Customer’s agent and attorney-in-fact to cause said Shares to be issued upon payment (or eligible margin credit, if applicable) of the Option exercise price and, in the event Issuer is not an SPS Customer, receipt from Customer of the properly endorsed Employee Stock Option Notice of Intent and Agreement and (b) Broker, Issuer and/or Issuer’s stock plan administrator to exchange information regarding the acquisition and disposition of said Shares, including, without limitation, notification of the sale of Shares acquired as the result of exercise of a stock option or otherwise acquired and verification by Issuer of tax withholding. (iv) On each day that sales are to be made under this Trading Plan (or, in the event that Customer owns a portion of Shares directly and not pursuant to Options, on any day that the number of Shares in the Customer Account is less than the number of Shares to be sold on such day), Broker shall exercise a sufficient number of Options to effect such sales in the manner specified on the Trading Schedule. Broker shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Shares; and Broker shall, in connection with the exercise of Options, remit to Issuer the exercise price thereof, which amount shall be deducted from the proceeds of sale of the Shares together with the amount of tax withholding that Issuer informs Broker is required in connection with the Option exercise under the Company Stock Plan. (C) Company Stock Plans: (i) If this Trading Plan covers Company Stock Plan Shares, then Customer shall provide written notice to Broker at any time when Issuer amends or terminates the related Company Stock Plan, together with a written copy of any such amendment(s), as soon as practicable but in any event no later than two (2) business days after Customer receives notice thereof from Issuer. (ii) If Customer changes or terminates any contribution elections during a contribution election period where Customer is instructing Broker on the Trading Schedule to sell all or a percentage of the Company Stock Plan Shares that Customer expects to receive pursuant to such contribution 12/22/2022 12/22/2023

10b5-1 TRADING PLAN 5 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. election, as opposed to specifying on the Trading Schedule an actual number of shares that Broker should sell, Customer shall provide written notice to Broker and to Issuer’s Authorized Representative of such contribution election change or termination as soon as practicable but in any event no later than two (2) business days after Customer effects any such change, which written notice must be accompanied by Customer’s representation that: (a) Customer was not in possession of any material nonpublic information concerning Issuer or its securities when Customer effected such change, and (b) such change was made in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws. 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER Customer makes the following representations, warranties and covenants to Broker as of the Customer Execution Date through and including the Effective Date: (A) Customer has all requisite power and authority to adopt this Trading Plan and to carry out its obligations hereunder. The execution and delivery of this Trading Plan and the performance of the obligations of Customer hereunder have been duly authorized and approved by all necessary action on the part of Customer, and no other proceedings on the part of Customer are necessary to authorize and approve this Trading Plan and the transactions contemplated hereby. This Trading Plan has been duly executed by Customer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms. (B) The execution, delivery and performance by Customer of this Trading Plan does not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or result in a violation of any of the terms or requirements of any legal or contractual requirement or order to which Customer may be subject, nor does this Trading Plan require any consent, waiver, authorization or approval of any person or entity other than Customer, Issuer and Broker. Customer shall immediately notify Broker if Customer becomes subject to a legal, regulatory or contractual restriction or undertaking that would prevent Broker from carrying out its obligations under this Trading Plan. (C) Neither the Customer Execution Date nor the Effective Date falls within any blackout period of Issuer. (D) Customer is not aware of any material nonpublic information concerning Issuer or its securities. Customer is entering into this Trading Plan in good faith and not as a part of a plan or scheme to evade compliance with the federal securities laws. Customer is currently permitted to trade in Shares in accordance with Issuer’s insider trading policies and has obtained the approval or acknowledgement of Issuer’s Authorized Representative to enter into this Trading Plan. (E) Customer agrees that Customer shall not, directly or indirectly, communicate any material nonpublic information relating to the Issuer or its securities to any employee of Broker or its affiliates. (F) If Customer is an institution, Customer has implemented reasonable policies and procedures to ensure that the individuals authorized to enter into this Trading Plan on its behalf are not aware, as of the Effective Date, of any material nonpublic information concerning Issuer or its securities, and, to the knowledge of Customer, no such individual is aware of any such information. (G) Customer agrees to notify Broker promptly if Customer obtains knowledge at any time prior to the Effective Date that any of the representations or warranties in this Section 5 are untrue or inaccurate in any respect. 6. HEDGING TRANSACTIONS Customer will not enter into any new, or change any existing, corresponding or hedging transaction or position with respect to the Shares subject to this Trading Plan for so long as this Trading Plan is in effect. 7. MARKET DISRUPTION AND TRADING RESTRICTIONS (A) Customer understands that Broker may not be able to effect a transaction under this Trading Plan due to (i) any of the events described in the “Limits to our Responsibility” or “Extraordinary Events” sections of the Customer Agreement, which is available for reference on Fidelity.com; (ii) a legal, regulatory or contractual restriction or suspension applicable to Customer, Customer’s affiliates, Broker or Broker’s affiliates (including the volume limitations of Rule 144); (iii) failure of Broker to receive Shares, including Company Stock Plan Shares, or delay in Broker’s receipt of such shares for deposit into Customer’s account, if applicable, whether or not such failure or delay is consistent with the terms of the Company Stock Plan, or any other agreement to which Broker is not a controlling party; (iv) if this Trading Plan covers Options, and on the Trading Schedule Customer places a market order with respect to Shares subject to Options, failure of the market price for such Shares to exceed the exercise price of such Options on the exercise date or (v) a suspension, expiration, termination or unavailability of any applicable registration statement related to Issuer. If Broker cannot effect any trade in Shares for any of the reasons described herein, then Broker shall follow Customer’s instructions set forth on the Trading Schedule with respect to such trade(s). (B) Broker shall suspend trading under this Trading Plan, in whole or in part as appropriate, upon receipt of at least two business days’ prior written notice by Issuer’s Authorized Representative that the Issuer has imposed trading restrictions on the Customer (a “Trading Suspension Notice”). Broker shall lift any such trading suspension as soon as practicable after receipt of written notice from Issuer’s Authorized Representative that such Issuer Restrictions have terminated (a “Trading Suspension Release”). Broker shall resume effecting trades in accordance with this Trading Plan as soon as practicable after delivery of the Trading Suspension Release. Any unexecuted trades that would have been executed in accordance with the terms of the Trading Schedule but for the Trading Suspension Notice shall be deemed to be cancelled and shall not be executed pursuant to this Trading Plan. 8. LEGAL COMPLIANCE; AGENT DUTIES (A) Customer agrees that Customer is responsible to determine whether this Trading Plan meets the requirements of Rule 10b5-1(c) and any other applicable federal or state laws or rules. (B) Customer agrees to comply with all applicable laws in connection with the performance of this Trading Plan, including, without limitation, Sections 13 and 16 of the Exchange Act and the respective rules and regulations promulgated thereunder. (C) Customer agrees that Broker is acting solely as agent for Customer and shall not by reason thereof assume any fiduciary or advisory relationship with Customer rightly borne by Issuer. Nothing in this Trading Plan shall be construed as to impose upon Broker any obligation to exercise discretion over how, when or whether to effect trades in the Shares. (D) Customer is responsible for consulting with his or her own advisers as to the legal, tax, business, financial and related aspects of, and has not relied on Broker or any person affiliated with Broker in connection with Customer’s adoption and implementation of, this Trading Plan. 9. INDEMNIFICATION; LIMITATION OF LIABILITY Customer agrees to indemnify and hold harmless Broker, its affiliates and their respective directors, officers and employees from and against all claims, losses, damages, costs and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) arising out of or attributable to this Trading Plan, including, without limitation, any inaccuracy of any representation, warranty, statement of agreement or understanding made by Customer herein, any breach by Customer of this Trading Plan or any violation by Customer of applicable laws or regulations, except to the extent that any such Losses arise out of acts of gross negligence, bad faith or willful misconduct on the part of Broker or any of its affiliates in performing their obligations hereunder. Customer will reimburse Broker for any and all fees, costs and expenses of any kind reasonably incurred by Broker as a result of any such Losses. This indemnification shall survive termination of this Trading Plan. 10. GENERAL PROVISIONS (A) Governing Law. This Trading Plan shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably consent to the jurisdiction of the courts of the County of New York, State of New York or the United States of America for the Southern District of New York and elect such court or courts as the sole judicial forum for the adjudication of any matters arising under or in connection with this Trading Plan. (B) Severability. In the event that any provision of this Trading Plan is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Trading Plan shall remain in full force and effect. (C) Amendments. This Trading Plan may be amended, modified or terminated only in writing and signed and dated by Customer and Broker and acknowledged by Issuer. Such amendment or modification shall be deemed to constitute the creation of a new Trading Plan and as such Customer shall be required to restate and reaffirm as of the date of such amendment, each representation and warranty set forth in Section 5 of this Trading Plan. (D) Notices. All notices, requests, demands and other communications under this Trading Plan shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the date when receipt by addressee is confirmed in writing, if sent via facsimile transmission to the facsimile number given below; or (iii) on the first business day with respect to which a reputable air courier guarantees delivery; to the party as follows: If to Customer: See Customer Information in Part I above. Copy to Issuer: Name: ____________________ Address: ____________________ ____________________ Attn: ____________________ Phone: ____________________ Fax: ____________________ Email: ____________________ Eyenovia, Inc. 295 Madison Avenue, Ste 2400, New York, NY 10017 John Gandolfo John Gandolfo If to Broker: Fidelity Brokerage Services LLC c/o National Financial Services LLC 2 Destiny Way Westlake, TX 76262 Attention: Restricted Stock Services, 10b51 10b5-1 TRADING PLAN Any party may change its address for the purpose of this Section 10(D) by giving the other parties written notice of its new address in the manner set forth above. (E) Customer Agreement and Conflict of Terms. In the event of any inconsistencies between the Customer Agreement and the Trading Plan, the provisions of the Customer Agreement shall control. Customer acknowledges that he has read the Customer Agreement, including its arbitration provision. (F) Entire Trading Plan. This Trading Plan, together with the Trading Schedule and any exhibits hereto or thereto, contains the entire understanding between the parties with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. (G) Counterparts. This Trading Plan may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a single document. (H) Originals. Customer agrees to provide Broker with the original, signed Trading Plan, together with the Trading Schedule and any exhibits, upon request. Customer agrees to all of the terms and conditions set forth on this Trading Schedule, as may be amended from time to time, the attached 10b5-1 Terms and Conditions, and all applicable exhibits hereto (collectively, the “Agreement”). CUSTOMER: By: ______ Name: _______________________________ Title: _______________________________ Date: _______________________________ Accepted by Fidelity Brokerage Services LLC: By: ______ Name: ________________________________ Title: ________________________________ Date: ________________________________ Please call your advisor for any assistance that you may require with the completion of this 10b5-1 Trading Plan. /s/ Tsontcho Ianchulev 12/22/2022 12/23/22 /s/ Alex Bozovic 6 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC.

10b5-1 TRADING PLAN 7 of 7 Brokerage services provided by Fidelity Brokerage Services LLC. Member NYSE, SIPC. Accounts carried by National Financial Services LLC. Member NYSE, SIPC. ISSUER ACKNOWLEDGEMENT ISSUER: Eyenovia, Inc. TO: Fidelity Brokerage Services LLC As a duly authorized representative of the Issuer, I hereby represent that I have reviewed the attached 10b5-1 Trading Plan of Tsontcho Ianchulev ______________________________ dated _____________________________, confirm that it is consistent with the Issuer’s insider trading policies, and approve the designation of the Issuer’s Authorized Representative or successor above. Acknowledged: ISSUER: ___________________________ By: ______________________________ Name: ______________________________ Title: ______________________________ Date: ______________________________ Eyenovia, Inc. Tsontcho Ianchulev /s/ John Gandolfo John Gandolfo CFO 12/23/22